UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 388-8011

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 2, 2014, Albemarle Corporation (the “Company”) entered into a new senior unsecured credit facility agreement documenting the cash bridge facility pursuant to which the lenders thereunder will provide up to $1.15 billion in loans (the “cash bridge facility”).  The cash bridge facility is guaranteed by each of the Company’s subsidiaries that guarantee the Company’s five-year revolving, unsecured credit facility.

Amounts borrowed under the cash bridge facility are intended to be used as short-term borrowings to fund a portion of the cash consideration payable in connection with the anticipated acquisition of Rockwood Holdings, Inc. (“Rockwood”), pursuant to an Agreement and Plan of Merger, dated July 15, 2014, and pay related fees and expenses.  All proceeds of any dividends or distributions received by the Company from Rockwood are required to be used to prepay the cash bridge facility.  The cash bridge facility will mature on the date that is 60 days following the completion of the merger with Rockwood.

The interest rate payable on amounts outstanding under the cash bridge facility is equal to either (i) LIBOR or (ii) an alternate base rate (defined as the highest of (a) Bank of America’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) a daily rate equal to one month LIBOR plus 1.00%), plus, in each case, an applicable margin based on the Company’s credit rating.

The cash bridge facility documentation contains customary events of default, representations and warranties and covenants, including a financial maintenance covenant requiring the Company to maintain a maximum leverage ratio of 4.50 times consolidated EBITDA (calculated to include cost synergies related to the merger reasonably expected to be realized within 12 months of the completion of the merger up to 5% of consolidated EBITDA). A copy of the cash bridge facility is filed as Exhibit 10.1.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
10.1	Cash Bridge Credit Agreement, dated as of December 2, 2014, among Albemarle Corporation, as Borrower, The Lenders Party Hereto, and Bank of America, N.A., as Administrative Agent.
10.2	Consent, dated November 24, 2014, of Bank of America, N.A., as Administrative Agent, to Albemarle Corporation, regarding the Credit Agreement, dated as of February 7, 2014.
10.3	Consent, dated November 24, 2014, of Bank of America, N.A., as Administrative Agent, to Albemarle Corporation, regarding the Credit Agreement, dated as of August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: December 5, 2014	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Cash Bridge Credit Agreement, dated as of December 2, 2014, among Albemarle Corporation, as Borrower, The Lenders Party Hereto, and Bank of America, N.A., as Administrative Agent.
10.2	Consent, dated November 24, 2014, of Bank of America, N.A., as Administrative Agent, to Albemarle Corporation, regarding the Credit Agreement, dated as of February 7, 2014.
10.3	Consent, dated November 24, 2014, of Bank of America, N.A., as Administrative Agent, to Albemarle Corporation, regarding the Credit Agreement, dated as of August 15, 2014.